                                                                 Exhibit (9)(11)

                     CONSULTING GROUP CAPITAL MARKETS FUNDS
                                AMENDMENT NO. 10
                                       TO
                             MASTER TRUST AGREEMENT

     AMENDMENT NO. 10 (the "Amendment") to the Master Trust Agreement dated April 12, 1991 (the "Agreement") of Consulting Group Capital Markets Funds (the "Trust"), made as of the 13th day of December, 2000.

                                   WITNESSETH:

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, on December 6, 2000, a majority of the Trustees voted to amend
Article V, Section 5.1 of the Agreement to permit a shareholder to authorize another person or persons to act as a proxy for him or her via telephone or the internet or any other means authorized by Massachusetts law, on any proposal presented at any meeting of shareholders; and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 10 to the Agreement; and

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Article V, Section 5.1 of the Agreement is hereby amended to read in pertinent part as follows:

     "Section 5.1 Voting Powers. The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Sub-Trust to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3 (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Sub-Trust thereof or the Shareholders (provided, however, that a shareholder of a particular Sub-Trust shall not be entitled to a derivative or class action on behalf of any other Sub-Trust (or shareholder of any other Sub-Trust) of the Trust) and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Shareholders may authorize another person or persons to act as a proxy for him or her via telephone or the internet or any other means authorized by Massachusetts law, on any proposal presented at any meeting of shareholders. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders."

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereto set her hands as of the day and year first above written.


                                         CONSULTING GROUP CAPITAL MARKETS FUNDS

                                         By:___________________________________
                                         Name:  Christina T. Sydor
                                         Title: Secretary